SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A12G/A
(Amendment No. 1 to Form 8-A
Originally Filed on August 15, 2000)

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

TRANS WORLD ENTERTAINMENT CORPORATION
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(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
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(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York	12203
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (518) 452-1242

None
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(Former name or former address, if changed since last report.)

Securities to be registered pursuant to Section 12(b) of the Act:

None
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(Title of Classs)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

          Securities Act registration statement file number to which this form relates:

N/A
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(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
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Preferred Stock Purchase Rights	The Nasdaq Stock Market LLC

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

          “On November 20, 2007, the Company and Mellon Investor Services LLC, as successor in interest to ChaseMellon Shareholder Services, L.L.C. (the “Rights Agent”), entered into Amendment No. 1 to the Rights Agreement, dated as of August 11, 2000 (the “Rights Agreement”), between the Company and the Rights Agent. The sole purpose of the amendment is to revise the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement to exclude from such definition any person or entity deemed appropriate by Robert J. Higgins that enters into any agreement, arrangement or understanding with any Higgins Stockholder for the purpose of acquiring, holding or disposing of or otherwise acting in concert with respect to any shares of Voting Stock. All other terms of the Rights Agreement will remain unchanged.

          The amendment is filed herewith as an exhibit and is hereby incorporated by reference. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment. Capitalized terms used without definition herein shall have the meanings ascribed to them in the Rights Agreement.”

ITEM 2. EXHIBITS.

Exhibit
No.	Description
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4.1	Rights Agreement, dated as of August 11, 2000, between Trans World
Entertainment Corporation and ChaseMellon Shareholder Services,
L.L.C., as Rights Agent (incorporated by reference to Exhibit 1 of the
Company’s 8-A filed August 15, 2000).

4.2	Amendment No. 1 to the Rights Agreement, dated as of August 11, 2000, between Trans World Entertainment Corporation and Mellon Investor
Services LLC (as successor in interest to ChaseMellon Shareholder
Services, L.L.C.).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

/s/ John J. Sullivan
Date:	November 27, 2007	--------------------------------------------
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
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4.1	Rights Agreement, dated as of August 11, 2000, between Trans World
Entertainment Corporation and ChaseMellon Shareholder Services,
L.L.C., as Rights Agent (incorporated by reference to Exhibit 1 of the
Company’s 8-A filed August 15, 2000).

4.2	Amendment No. 1 to the Rights Agreement, dated as of August 11, 2000, between Trans World Entertainment Corporation and Mellon Investor
Services LLC (as successor in interest to ChaseMellon Shareholder
Services, L.L.C.).